Exhibit 3.2

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
20100949250-52
Filing Date and Time
Articles of Conversion	Ross Miller	12/22/2010 3:28 PM
(PURSUANT TO NRS 92A.205)	Secretary of State	Entity Number
Page 1	State of Nevada	E0617332010-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

G2 Ventures, Inc.
Name of constituent entity

Texas	Corporation
Jurisdiction	Entity type *

and,

Joway Health Industries Group Inc.
Name of resulting entity

Nevada	Corporation
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐	The entire plan of conversion is attached to these articles.

☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1 Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-6708 Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	GKL Registered Agents/Filings, Inc.

c/o:	P.O. Box 3679 Carson City, NV 89702

5.	Effective date or conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

6.	Signatures - must be signed by:

1.	If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87)

2.	if constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

G2 Ventures, Inc.

Name of constituent entity

x	President	12/16/2010
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date This statement must be included within the resulting entity’s articles.

FILING FEE:   $350.00

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2 Revised 10-16-09

ARTICLES OF CONVERSION OF

A CORPORATION CONVERTING TO

A NEVADA CORPORATION

Converting Entity Information

The name of the converting entity is G2 Ventures, Inc.

The jurisdiction of formation is Texas.

The date of formation of the corporation is March 21, 2003.

The file Number issued to the corporation by the Secretary of State is: 800186048

Plan of Conversion - Alternative Statements

The corporation named above is converting to a Nevada Corporation. The name of the Nevada Corporation is: Joway Health Industries Group Inc.

The Nevada corporation will be formed under the laws of the State of Nevada.

☐ The Plan of Conversion is attached.

☒ Instead of attaching the Plan of Conversion, the corporation certifies to the following:

A signed Plan of Conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin, PRC 300180.

A signed Plan of Conversion will be on file at the principal place of business of the Nevada corporation. The address of the principal place of business of the Nevada corporation is: No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin, PRC 300180.

A copy of the Plan of Conversion will be furnished upon written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Approval of the Plan of Conversion

The Plan of Conversion has been approved as required by the laws of the jurisdiction of formation and governing documents of the converting entity.

The vote by which the stockholders holding shares in the converting corporation entitling them to exercise at least two-thirds of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the Articles of Incorporation, have voted in favor of the amendment is 92.58% of the outstanding shares.

Effectiveness of Filing

☒ This document becomes effective when the document is accepted and filed by the Secretary of State.

Tax Certificate

☒ Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

G2 Ventures, Inc. (A Texas Corporation)

Dated: December 20, 2010	By	/s/ Jinghe Zhang
Jinghe Zhang, President

Joway Health Industries Group Inc. (A Nevada Corporation)

Dated: December 20, 2010	By	/s/ Jinghe Zhang
Jinghe Zhang, President

December 21, 2010

G2 VENTURES, INC.

13155 NOEL RD STE 1810

DALLAS, TX 75240-5043

CERTIFICATE OF ACCOUNT STATUS

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, Susan Combs, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

G2 VENTURES, INC.

has filed all required reports for taxes administered by the Comptroller under Title 2, Tax Code, and taxes reported due on those reports have been paid. This certificate must be filed with the Texas Secretary of State to legally end the entity’s existence in Texas. This certificate is valid through December 31, 2010.

GIVEN UNDER MY HAND AND

SEAL OF OFFICE in the City of

Austin, this 21st day of

December, 2010 A.D.

Susan Combs
Texas Comptroller

Taxpayer number:   32011050112

File number:   0800186048

NOTE:	Failure by registered Texas entities to legally end existence with the Texas Secretary of State on or before the expiration of this certificate will result in additional franchise tax responsibilities. Texas entities not registered with the Texas Secretary of State and all out-of-state entities are responsible for franchise tax through the last date of business in this state.

Form 05-305 (Rev.12-07/16)